UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2007
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Information
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 14, 2007, Trident Microsystems, Inc. (the “Company”) received a letter from The NASDAQ Stock Market, stating that NASDAQ has not received the Company’s Form 10-Q for the period ended March 31, 2007, as required by Marketplace Rule 4310(c)(14). Accordingly, the letter states that the failure to timely file the Form 10-Q serves as an additional basis for delisting the Company’s securities from The NASDAQ Stock Market. In addition, the Company announced that on May 15, 2007 it received a second letter from The NASDAQ Stock Market, dated May 15, 2007, stating that the Company was no longer in compliance with Nasdaq’s audit committee requirements as set forth in Marketplace Rule 4350 due to the previously announced resignation of two of its directors on May 1, 2007.
     As previously announced, as a result of the delayed filing of the Company’s periodic reports with the SEC, on October 2, 2006, the Company received a Nasdaq staff determination letter indicating that it had failed to comply with the filing requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), due to its failure to timely file its Annual Report on Form 10-K for fiscal 2006, and that the Company’s securities are, therefore, subject to delisting from the Nasdaq Global Market. The Company received and announced two additional Nasdaq staff determination letters with respect to its failure to timely file its Quarterly Reports on Form 10-Q for the first and second quarters of fiscal 2007. The Company requested and subsequently attended a hearing before the Nasdaq Listing Qualifications Panel (Listing Panel), which was held on November 16, 2006, to appeal the staff determination and presented a plan to cure the three filing deficiencies and regain compliance. On January 16, 2007, Nasdaq notified the Company that the exception had been granted, and that it would continue to list the Company’s shares on the Nasdaq Global Market, provided that the Company file its Form 10-K for fiscal 2006, its Form 10-Q for the first quarter of fiscal 2007, and all required restatements on or before April 2, 2007. The Company appealed this decision to the Nasdaq Listing and Hearing Review Council (Listing Council), which has decided to review the decision of the Listing Panel, and has stayed the decision to suspend the Company’s securities from trading, pending further action by the Listing Council. The Company’s stock will continue to be listed on the Nasdaq Global Market pending the decision by the Listing Council on its request for a further extension within which to comply with the listing rules.
     Following the appointment of Hans Geyer to the Board of Directors and to the Audit Committee, as described under Item 5.02 below, the Company believes that it is now in compliance with Nasdaq’s audit committee requirements as set forth in Marketplace Rule 4350.
     The Company issued a press release on May 18 2007, disclosing its receipt of the above-referenced notices from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
     On May 16, 2007, the Board of Directors of the Company elected Hans Geyer to the Board of Directors to fill the vacancy created by the resignation of Yasushi Chikagami previously announced. Mr. Geyer will be a Class I director with a term expiring at the 2008 Annual Meeting of Stockholders. Mr. Geyer will also serve as a member of the Audit Committee, and has been appointed to the recently formed Special Litigation Committee, which is described under Item 8.01 below.
     On May 16, 2007, the Board of Directors of the Company also elected Brian Bachman to the Board of Directors to fill the vacancy created by the resignation of John Luke previously announced. Mr. Bachman will be a Class II director with a term expiring at the next Annual Meeting of Stockholders. Mr. Bachman will also serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee.
     Mr. Geyer, 56, served as Corporate Vice President and General Manager of Intel Corporation’s Storage Group from 2005 to his retirement in December 2006, and as General Manager, Networking and Storage Group from 2004 to 2005. Mr. Geyer joined Intel in 1980, and since held various positions, including general manager of European Operations, general manager of the 386/486 microprocessor division, general manager of the FLASH memory group, and general manager of the cellular and application processor group. Prior to joining Intel, Mr. Geyer was involved in hardware and software development for intelligent and point-of-sales terminals at Siemens AG, Germany. Mr. Geyer studied computer science and mathematics at the Technical University of Munich and holds a masters degree (Diplom-Informatiker) in computer science.
     Mr. Bachman, 62, is a private investor. From 2000 to 2002, Mr. Bachman served as Chief Executive Officer and Vice Chairman of Axcelis Technologies, which produces equipment used in the fabrication of semiconductors. Mr. Bachman also serves as a director of Kulicke & Soffa Industries, Keithley Instruments and Ultra Clean Technology. Mr. Bachman holds a bachelors degree in engineering from the University of Illinois and a masters degree in business administration from the University of Chicago.

     As a member of the Board of Directors, Mr. Geyer and Mr. Bachman will each receive $20,000 per year as an annual retainer and reimbursement of certain expenses in connection with attendance at Board meetings and Committee meetings. In addition, each of them will receive $1,500 for each Board meeting attended in person, $1,000 for each Compensation Committee, Audit Committee or Nominating and Corporate Governance Committee meeting attended in person, and $500 for each Board, Compensation Committee, Audit Committee or Nominating and Corporate Governance Committee meeting attended by phone.
     The Board has granted to each of Mr. Geyer and Mr. Bachman an option to purchase 50,000 shares of common stock at a price equal to the closing sales price of the Company’s common stock reported on the Nasdaq National Market on May 22, 2007, the second trading day following the public disclosure of their respective appointment to the Board of Directors. Each such option was granted under the Company’s 2006 Equity Incentive Plan, has a term of ten years and becomes exercisable in three annual installments, subject to their respective continued Board service.
     A copy of the press release announcing the appointment of Messrs. Geyer and Bachman is attached hereto as Exhibit 99.2.
Item 8.01 Other Information.
     As previously disclosed, pending against the Company are certain derivative shareholder actions (the “Derivative Actions”) brought against certain current and former officers and directors of the Company related to its stock option granting practices. On April 28, 2007, the Board of Directors of the Company formed a Special Litigation Committee, initially consisting of a single independent, non-management member of the Board of Directors (the “Special Litigation Committee”), whose purpose is to evaluate the claims made in the Derivative Actions, to assess whether the continuation of those actions or pursuit of those claims by or on behalf of the Company is in the company’s best interests, and, to the extent the Special Litigation Committee decides that pursuing any of those claims is in the Company’s best interests, to make any and all decisions on behalf of the Company regarding the litigation, settlement, or other disposition of such claims. The current members of the Special Litigation Committee are Raymond K. Ostby and Hans Geyer.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Press release, dated May 18, 2007, regarding receipt of letters from Nasdaq.

Exhibit 99.2	Press release, dated May 18, 2007, regarding appointment of two additional members of the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 18, 2007

TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann David L. Teichmann
General Counsel, Vice President of Human Resources & Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description
Exhibit 99.1	Press release, dated May 18, 2007, regarding receipt of letters from Nasdaq.

Exhibit 99.2	Press release, dated May 18, 2007, regarding appointment of two additional members of the Board of Directors.

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